SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549


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                             FORM 8-K

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                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): January 1, 1997

         The Interpublic Group of Companies, Inc.
        (Exact Name of Registrant as Specified in Charter)

  Delaware                    1-6686              13-1024020
(State or other             (Commission         (IRS Employer
 Jurisdiction               File Number)        Identification
of incorporation)                                   Number)


   1271 Avenue of the Americas, New York, New York        10020
  (Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code (212) 399-8000


________________________________________________________________
  (Former Name or Former Address, if Changed Since Last Report)

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Item 9.   Sales of Equity Securities Pursuant to Regulation S.

     On January 1, 1997, The Interpublic Group of Companies, Inc. ("Interpublic") issued and sold 20,661 shares of its common stock, par value $.10 (the "Shares"), to three Canadian individuals (the "Purchasers") in exchange for Canadian $1,250,000 in value of Class A Preference Shares of Lowe Holdings Ltd., a company incorporated under the Ontario Business Corporations Act. As a result of the transaction and related transactions, Interpublic indirectly acquired a minority interest in Roche Macaulay & Partners Advertising, Inc., a company controlled by the Purchasers. No underwriter or placement agent was used in connection with the sale of the Shares. The transaction was effected in an "offshore transaction" and in accordance with the "offering restrictions" and "no directed selling efforts" requirements of Rule 903(c)(2) of Regulation S under the Securities Act of 1933.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE INTERPUBLIC GROUP OF
                                   COMPANIES, INC.


Date: January 10, 1997              By:     ARTHUR MASON
                                          Assistant Secretary
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